Exhibit No. 21




                            BELPORT CAPITAL FUND LLC
                                  SUBSIDIARIES



Name                                    Jurisdiction of Incorporation
----                                    -----------------------------

Belport Realty Corporation                        Delaware
Bel Multifamily Property Trust                    Maryland
Monadnock Property Trust, LLC                     Delaware